PROVIDENT INVESTMENT COUNSEL, INC.


                                 CODE OF ETHICS


                    PERSONAL TRADING/CONFIDENTIAL INFORMATION
                   POLICY STATEMENT AND COMPLIANCE PROCEDURES

                            EFFECTIVE - JULY 23, 2004

         Federal law requires that the Board of Directors of Provident Investment Counsel, Inc. (the "Company") to adopt a Code of Ethics for its "supervised persons" (including its officers, directors and all employees) that sets forth standards of conduct and require compliance with federal securities laws. Federal and state laws prohibit purchasing or selling any publicly-traded stock, bond, option or other security on the basis of material, nonpublic information (I.E., insider trading). In addition, the Company and each supervised person has a fiduciary obligation to its clients to protect the confidentiality of all proprietary, sensitive or other confidential information communicated to the Company or its supervised persons by its clients. Finally, because the Company and each of its supervised persons is a fiduciary to the Company's clients, the Company and its supervised persons must also maintain the highest ethical standards and refrain from engaging in activities that may create actual or apparent conflicts of interest between the interests of the Company or its supervised persons and the interests of the Company's clients.

         To ensure that insider trading laws are not violated, that client confidences are maintained, and that conflicts of interest are avoided, the Company has adopted the policies and procedures set forth herein. The policies and procedures set forth herein are intended to articulate the Company's policies, educate its employees about the issues and the Company's policies, establish procedures for complying with those policies, monitor compliance with such policies and procedures, and ensure, to the extent feasible, that the Company satisfies its obligations in this area. By doing so, the Company hopes that the highest ethical standards are maintained and that the reputation of the Company is sustained.

I. BACKGROUND

         A.       INSIDER TRADING

                  It is unlawful to engage in "insider trading." This means, in general, that no "insider" may (i) purchase or sell a security on the basis of material, nonpublic information, or (ii) communicate material, nonpublic information to another where the communication leads to, or is intended to lead to, a

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                  purchase or sale of securities. Insider trading prohibitions extend to the activities of each employee of the Company. Because the Company does not have an investment banking division or affiliate it is anticipated that such employees will not routinely receive "inside information" except insofar as they may have material nonpublic information about a publicly traded closed-end investment company for which the Company serves as investment advisor. However, to educate the Company's employees, more information describing "insider trading" and the penalties for such trading are set forth below. Compliance procedures regarding the use of inside information by the Company's employees are also described just in case an employee of the Company receives inside information.

         B.       OTHER CONFIDENTIAL INFORMATION

                  Certain information obtained by the Company that does not constitute "inside" information still constitutes confidential information that must be protected by the Company and its employees. Compliance procedures regarding the use and treatment of that confidential information are set forth below.

         C.       CONFLICTS OF INTEREST

                  As a fiduciary to the Company's clients, each employee of the Company must avoid actual and apparent conflicts of interest with the Company's clients. Such conflicts of interest could arise if securities are bought or sold for personal accounts in a manner that would significantly compete with the purchase or sale of securities for clients or if securities are bought or sold for client accounts in a manner that is advantageous to such personal accounts. More information describing such conflicts of interest and the compliance procedures for avoiding such conflicts of interest are set forth below.

II. INSIDER TRADING

         A.       INSIDER TRADING DEFINED

                  The term "insider trading" is generally used to refer to (i) a person's use of material, nonpublic information in connection with transactions in securities, and (ii) certain communications of material, nonpublic information.

                  The laws concerning insider trading generally prohibit:

                  [] The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

                  [] The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information where the information was disclosed to

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                     the non-insider in violation of an insider's duty to keep
                     the information confidential or was misappropriated; or

                  [] The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

                  (1) Who is an Insider? The concept of "insider" is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a "temporary insider" of a company if he or she enters into a confidential relationship in the conduct of the company's affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts are usually not considered insiders of the companies that they follow, although if an analyst is given confidential information by a company's representative in a manner in which the analyst knows or should know to be a breach of that representative's duties to the company, the analyst may become a temporary insider.

                  (2) What is Material Information? Trading on inside information is not a basis for liability unless the information is "material." "Material" information is generally defined as information that a reasonable investor would likely consider important in making his or her investment decision, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company's business; it can be significant (but as yet not widely known) market information. For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.

                  3) What is Nonpublic Information? Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been generally disseminated to the public. For example, information found in a report filed with the SEC or appearing

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                  in Dow Jones, Reuters Economic Services, The Wall Street
                  Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

                  (4) Not Certain if You Have "Inside" Information? If you have any doubts about whether you are in possession of material nonpublic information, consult with the Company's Compliance Officer.

         B.       PENALTIES FOR INSIDER TRADING.

         Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for their employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

         []  Administrative penalties;

         []  Civil injunctions;

         []  Disgorgement of profits;

         []  Jail sentences;

         Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and fines for the employer or other controlling person of the person who committed the violation of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided (per violation, or illegal trade).

         In addition, any violation of the procedures set forth in this Code of Ethics can be expected to result in serious sanctions by the Company, including dismissal of the persons involved.

         C.       POLICY STATEMENT REGARDING INSIDER TRADING.

         The Company expects that each of its employees will obey the law and not trade on the basis of material, nonpublic information. In addition, the Company discourages its employees from seeking or knowingly obtaining material nonpublic information. The Company requires approval for each of its resident Managing Directors, officers and employees to serve as an officer or director of a company having
         Publicly-Traded Securities.

         D.       PROCEDURES TO PREVENT INSIDER TRADING.

         As indicated above, because the Company does not have an investment banking division or affiliate and because the Company prohibits its resident Managing Directors, officers

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         and employees from serving as an officer or director of a
         company having Publicly-Traded Securities, the Company does not anticipate its resident Managing Directors, officers, portfolio managers and employees routinely being in receipt of material, nonpublic information except with respect to closed-end investment companies advised by the Company. However, Company employees may from time to time receive such information. If any such person receives any information which may constitute such material, nonpublic information, such person (i) should not buy or sell any securities (including options or other securities convertible into or exchangeable for such securities) for a personal account or a client account, (ii) should not communicate such information to any other person (other than the Compliance Department), and (iii) should discuss promptly such information with the Compliance Department. The Compliance Department is defined as the Compliance Officer, the Compliance Manager, and any other person specifically assigned to undertake Compliance Department tasks by the Compliance Officer. Under no circumstances should such information be shared with any persons not employed by the Company, including family members and friends. It is recommended that each employee contacting an issuer or analyst (i) identify himself as associated with the Company, (ii) identify the Company as an investment management firm, and, (iii) after the conversation, make a memorandum memorializing the conversation with the issuer or analyst (including the beginning of the conversation where the employee identified himself as associated with the Company).

III. OTHER CONFIDENTIAL INFORMATION

         A.       CONFIDENTIAL INFORMATION DEFINED.

         As noted above, even if the Company and its employees do not receive material, nonpublic information (I.E., "inside" information), the Company or its employees may receive other confidential or sensitive information from or about the Company's parent holding company and the Company's clients, and the Company's employees may receive confidential or sensitive information about the Company's affairs. Such confidential or sensitive information may include, among other things:

         o The name of the client. The Company is obligated by law not to divulge or use its clients' names without their consent.

         o Financial or other information about the client, such as the client's financial condition or the specific securities held in a specific client's portfolio
             (including the securities held by any PIC-Advised Mutual
             Funds).

         o The names of the securities on the Company's various buy and sell lists.

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         o   The name of any security under consideration for placement on any buy or sell list.

         o Any information privately given to an employee, that if publicly known, would be likely to (i) affect the price of any security in the portfolio of any client of the Company, and/or (ii) embarrass or harm the client or the Company, or any of the Company's affiliates.

             Given the breadth of the above, all information that an employee obtains through his or her association with the Company should be considered confidential unless that information is specifically available to the public.

         B. POLICY STATEMENT REGARDING USE AND TREATMENT OF CONFIDENTIAL INFORMATION.

         All confidential information, whatever the source, may be used only in the discharge of the employee's duties with the Company. Confidential information may not be used for any personal purpose, including the purchase or sale of securities for a personal account. Confidential information with regards to any client (including any PIC-Advised Mutual Funds) may not be used for the benefit of any other client.

         C.       PROCEDURES REGARDING USE AND TREATMENT OF CONFIDENTIAL
                  INFORMATION.

         The Company encourages each of its employees to be aware of, and sensitive to, such employee's treatment of confidential information. Each employee is encouraged not to discuss such information unless necessary as part of his or her duties and responsibilities with the Company, not to store confidential information in plain view in public areas of the Company's facilities where anyone entering the room may see it, and to remove confidential information from conference rooms, reception areas or other areas where third parties may inadvertently see it. Particular care should be exercised if confidential information must be discussed in public places, such as elevators, taxicabs, trains or airplanes, where such information may be overheard. Under no circumstances may confidential information be shared with any person, including any spouse or other family member, who is not an employee of the Company.

IV. UNLAWFUL ACTIONS

         THE RULE PROHIBITS FRAUDULENT ACTIVITIES BY A SUPERVISED
         PERSON OF THE COMPANY. SPECIFICALLY, IT IS UNLAWFUL FOR ANY OF THESE PERSONS FROM ENGAGING IN ANY OF THE ACTIVITIES BELOW AND

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         THIS CODE OF ETHICS IS DESIGNED TO REASONABLY PREVENT ANY
         EMPLOYEE (DEFINED BELOW) TO ENGAGE IN SUCH CONDUCT. PROHIBITED ACTIVITIES/CONDUCT:

     (a) to employ any device, scheme or artifice to defraud a Fund;

     (b) to make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     (d) to engage in any manipulative practice with respect to a Fund.

V.   Conflicts of Interest Involving Personal Securities Accounts

     A. FIDUCIARY DUTY TO AVOID CONFLICTS OF INTEREST BETWEEN CLIENT ACCOUNTS AND PERSONAL ACCOUNTS.

         As noted above, because the Company and each of its officers, directors, and employees is a fiduciary to the Company's clients, the Company and such persons must avoid actual and apparent conflicts of interest with the Company's clients. In any situation where the potential for conflict exists, the client's interest must take precedence over personal interests. This includes situations where a client may be eligible for a "limited availability" investment opportunity offered to an employee. Employees are not to make a trade if the employee has reason to believe that a reasonable person may believe that the trade should first be offered to the Company's clients. However, the Company recognizes that there may be situations in which investment in securities with an apparent conflict of interest does not raise the type of conflict that these rules are designed to address. If there is any doubt, resolve the matter in the client's favor and confer with the Compliance Department.

         If both an officer, resident Managing Director or employee of the Company and a client of the Company are engaging in transactions involving a Publicly-Traded Security (defined below) or a "Company Name" (defined below), an actual or apparent conflict of interest could arise. In those cases, transactions for client accounts must take precedence over transactions for Personal Accounts (as hereinafter defined) and personal transactions that create an actual or apparent conflict must be avoided.

    B.   KEY DEFINITIONS.

         (1) Personal Account. The "Personal Account" of an employee of the Company shall include each and every account (other than an

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              account for the benefit of any of the Company's clients) for which such employee influences or controls investment decisions.
              Personal Account includes self-directed retirement and employer benefit accounts. An account for the benefit of any of the following will be presumed to be a "personal account" unless the Company agrees in writing with the employee otherwise:

              []   An employee (Regular full-time and Regular part-time).

              []   The spouse or domestic partner of an employee.

              [] Any child under the age of 22 of an employee, whether or not residing with the employee.

              [] Any other dependent of an employee residing in the same household with the employee.

              [] Any other account in which an employee has a beneficial interest. For example, an account for a trust, estate, partnership or closely held corporation in which the employee has a beneficial interest.

              EXEMPTION. If an employee certifies in writing to the Compliance Officer (or, in the case of the Compliance Officer, to a resident Managing Director) that (i) the certifying employee does not directly or indirectly influence the investment decisions for any specified account of such spouse, domestic partners, child or dependent person, and (ii) the person or persons making the investment decisions for such account do not make such decisions, in whole or in part, upon information that the certifying employee has provided, the Compliance Officer (or resident Managing Director) may, in his or her discretion, determine that such an account is not an employee's "personal account."

         (2) Employee. The term "employee" as used in these Procedures includes all officers, resident Managing Directors and Regular full-time and Regular part-time employees of the Company as well as spouses, domestic partners and dependents. "Employee" does not include long-term temporaries, on-site consultants or non-resident Managing Directors. "Non-resident Managing Director" means any director of the Company who (a) is not an officer, employee or shareholder of the Company, (b) does not maintain a business address at the Company and (c) does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of securities by the Company, information regarding recommendations concerning the purchase or sale of securities by the Company or information regarding securities being considered for purchase or sale by the Company.

         (3) Access or Control Persons. Access or Control Persons are defined as any Officer of the Company with a status of Vice President or

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              above. Access or Control persons do not include any non-resident
              Managing Director.

         (4) Reportable Securities. "Reportable Securities" are those securities for which quarterly transactions reports must be filed. Reportable Securities include any (a) equity or debt instrument traded on an exchange, through NASDAQ or through the "pink sheets," over-the-counter or on any public market, (b) options to purchase or sell such equity or debt instrument, (c) warrants and rights with respect to such securities, (d) municipal bonds, (e) index stock or bond group options that include such equity or debt instrument, (f) futures contracts on stock or bond groups that include such equity or debt instrument, and
         (g) any option on such futures contracts, and (h) securities issued by mutual funds and closed-end funds; provided that Reportable Securities shall not include certificates of deposit, commercial paper and other high quality short-term debt instruments, U.S. treasury bills and other U.S. government-issued debt instruments.

         (5) Pre-Clearance Securities. "Pre-Clearance Securities" are those securities -- chiefly equity securities -- which must be pre-approved by the Trading Desk prior to being traded. Pre-Clearance Securities include all publicly traded equity securities (including options, warrants, rights and unregistered interests in publicly traded securities index options and market derivatives); all fixed income securities of the type eligible for investment by PIC clients. Pre-Clearance Securities do not include exchange traded funds (ETF), mutual fund shares (other than shares of PIC-Advised Mutual Funds), U.S. government securities, commodities or municipal securities. No pre-clearance is required on shares of PIC Advised Mutual Funds if they are being purchased pursuant to a pre-authorized automatic investment plan. But note, municipal securities transactions must still be reported on a quarterly basis. All employees who have self-directed PIC 401k plans must follow the procedure for obtaining pre-authorization for all trading done in their accounts. It is not necessary for the Compliance Department to receive duplicate statements for these accounts.

         (6) Company Clients. "Company Clients" are any separate account, institutional or mutual fund portfolios that are under the management of Provident Investment Counsel. This excludes portfolios of any sponsor wrap programs due to their small and constant cash flows which trigger frequent de minimus trades.

         (7) Company Names. "Company Names" [or "PIC Client Holdings"] include those securities and options, warrants, rights or other securities related to such Publicly Traded Securities that are currently held in any Company Clients portfolio. Company Names also include the following securities specifically: Old Mutual stock and options, closed-end investment companies advised by the Company. A list of Company Names is

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         available in the research library. In order to find out if a stock is a
         Company Name, the Compliance Department should be contacted. If an employee of PIC currently owns stock that becomes a PIC Client Holding at some point in the future, the employee is subject to the 60 day holding period restriction effective the day the stock becomes a PIC Client Holding.

         (8) PIC-Advised Mutual Funds. "PIC-Advised Mutual Funds" are any registered investment companies for which PIC acts as an investment advisor or investment sub-advisor.

C.       POLICY STATEMENT REGARDING TRADING FOR PERSONAL ACCOUNTS.

         The Company does not wish to prohibit or even discourage responsible personal investing by its employees. The Company believes that personal investing can sharpen the investment acumen of employees to the ultimate benefit of clients. However, the Company recognizes that the personal investment transactions of its employees demand the application of a strict code of ethics and must be appropriately circumscribed so as to not create a high level of distraction. The Company requires that all personal investment transactions be carried out in a manner that does not endanger the interest of any client or create any apparent or actual conflict of interest between the Company or the employee, on the one hand, and the client, on the other hand. At the same time, the Company believes that if investment goals are similar for clients and employees, it is logical and even desirable that there be common ownership of some securities. As well, the Company recognizes that there may be occasions when investment in securities which appear to raise a conflict of interest do not raise the type of conflict that these rules are designed to address. Therefore, the Company has adopted the procedures set forth below.

D.       PROCEDURES REGARDING TRADING FOR PERSONAL ACCOUNTS.

         (1) Trading Procedures. The following procedures must be followed by all employees of the Company before buying or selling securities for a Personal Account.

                      (i) Confirm that the employee is not in receipt of Inside
                          Information.

                           Each employee wishing to buy or sell a security for a Personal Account should first confirm that he or she is not in receipt of any material, nonpublic information (I.E., "inside information") that would affect the price of that security.

                      (ii) Confirm that the trade is not an opportunity that
                           should be offered to Company Clients.

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                           Employees are not to make a trade if the employee has
                           reason to believe that the trade should first be offered to the Company's clients, such as the situation where a client may be eligible for a "limited availability" investment opportunity offered to an employee. If you have any doubt, resolve the matter in the client's favor and confer with the Compliance Department.

                     (iii) Seek Pre-Approval of all trades made in
                           "Pre-Clearance Securities," including "Company
                           Names."

                           An employee wishing to buy or sell any publicly traded equity security or fixed income security that is eligible for client investment (see definition above) for any Personal Account shall request approval to buy or sell such Security. Approval can be obtained by completing and submitting to the Trading Desk an "Intention to Execute Employee Personal Trades" form (a sample form is attached) or submitting a request via personal trading software. Employees are not permitted to call into the Trading Desk for pre-approval of Personal Trading Transactions. All employees are required to complete the "Intention to Trade Form/Employee Personal Trades" and hand carry the form into the Trading Department for approval. Please be certain that the top portion of the form is completed (stock price is not necessary) before it is submitted to Trading. In return, an Officer of Trading will execute the bottom copy of the form and return it to you to retain for the quarterly reporting. When using personal trading software, an employee must follow the procedures built into the software program.

                           If you are traveling, you must have your assistant complete the top portion of the form and hand carry it to the Trading Department for approval. From that point, the above procedure will apply.

                      (iv) Blackout Period

                           Employees may not buy or sell a security, other than mutual fund shares, within 7 calendar days either before or after a purchase or sale of the same security by a Company Client. Personal trades for employees, however, shall have no effect on a Company Client's ability to trade. For example, if within the seven-day period following a personal trade, a decision is made to purchase or sell the same security for a Company Client, the trade should be done for the Company Client and an explanation of the circumstances must be reviewed by the Compliance Department.

                       (v) No Open Orders for Clients; No Company Client Trades

                           Prior to approving all personal trading transactions, the authorized Officer of Trading will conduct a

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                           search of all portfolios to see if the stock is a
                           Company Name. Even if the stock is held in only 1 portfolio, the stock will be treated as a Company Name. However, if it is determined by the Compliance Department that the stock held in such portfolio is "restricted" or "frozen", the Compliance Department may make an exception and treat the stock as a non-PIC name. Once an authorized Officer of Trading has determined the security is a Company Name, a search will be conducted to determine if any Company Clients traded in the same security in the prior 7 calendar days. If there are no trades, a search will be done to identify any open orders for Company Clients. The Officer of Trading will be responsible for printing an open blotter to verify that there are no open orders on the desk at the time which the trade was submitted. If no trades were executed for Company Clients in the previous 7 calendar days and there are no open orders to buy or sell the same security at the time the trade was submitted, the approval will be given. A request to trade a Pre-Clearance Security will be approved automatically if the security is not a Company Name.

                      (vi) Prompt Execution; No Limit Orders; No Option Writing.

                           All approved trades must be executed promptly. For Pre-Clearance Securities that are Company Names, this means before the close of business on the day the approval is given. For Pre-Clearance Securities that are not Company Names, this means before the close of trading on the third business day after the day approval is given. If the trade is not executed promptly within these limits, another "Intention To Execute Employee Personal Trades" form must be submitted. No Pre-Clearance Security may be the subject of an open limit order or stop loss order that continues in effect beyond the limited execution periods specified above. Employees may not write options, or do shorts or covers on a Pre-Clearance Security that is a Company Name.

                     (vii) Contrary Positions: Trading in the Opposite Direction
                           from Clients.

                           Trades for Personal Accounts should be consistent with recent trades that the Company has placed in the same security on behalf of clients. Therefore, an employee generally should not take a position in a Company Name contrary to the position taken by the Company for its clients. A trade that is not consistent with client activity should be based on specific need and should be accomplished in a manner that will likely have no material impact on the market price of the Company Name because of the size of the proposed trade, the daily trading volume of the Company Name, or other factors. If a trade is a contrary trade, that fact should be noted on the "Intention To Execute Employee Personal Trades" form. Contrary positions will be allowed if they are taken to met a personal financial necessity (please specify

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                           the necessity). Contrary positions will not be
                           allowed to facilitate an investment strategy decision or strictly for financial gain. Gains taken for tax benefit will not be permitted. However, contrary positions will be allowed if the position is liquidated at a loss regardless of whether the position was held for 60 days or less.

                  (2) Prohibition on New Issue Purchases. Employees are prohibited from buying new issues (initial or secondary, "hot" or not). Note: this prohibition does not apply to fixed income securities such as municipal bonds. New issues may be purchased on the second business day after they begin trading in the secondary market. Should any person participate in a new issue through a separate investment vehicle (I.E., the person owns an interest in a limited partnership that purchases new issues), the person shall notify the Director of Compliance of that vehicle's purchase of a new issue immediately upon becoming aware of its purchase.

                  (3) Restrictions on the Acquisition of Private Placements. Employees who purchase private placements (I.E., restricted or unregistered securities) may do so subject to the following restrictions. The private placement must be approved in advance by the Compliance Officer - for any person involved in making investment recommendations for the Company. The investment will be disallowed if it represents a present or future conflict for the Company. The private placement must be acquired on terms that are similar to the terms offered to other private investors. If the acquiring employee has any specific knowledge of an imminent public offering or has any other material nonpublic information about the issuer that is not available to other similarly situated private investors, the private placement should not be acquired. Any employee wishing to dispose of a private placement that has subsequently become registered or converted into a freely tradable security must also obtain prior approval from the Compliance Department. Any employee owning a private placement is prohibited from contributing analysis or recommendations regarding such security or its issuer to the Company's Investment Committee. Private placements include investments in private investment partnerships, but do not include the portfolio securities of such partnerships (for example, a distribution from a venture capital partnership of a stock that has gone public can be sold immediately).

                  (4) Ban on Short-Term Trading Profits.
                  Employees are expected to refrain from trading for short term profits. To discourage such trading, all profits realized from Company Names or shares of PIC-Advised Mutual Funds, within a period of sixty (60) days from the date of the employee's most recent opening transaction in that security (E.G., the most recent acquisition in the case of a sale, the opening of a short position in the case of a cover transaction), shall be disgorged to the Company or to a charitable organization at the Company's direction. If the position is being sold at a loss, the 60 day holding period will be waived. Day Trading

                  (buying and selling in the same security on the same business day) on Company names and Non-Company names is strictly prohibited.

                  (5) Exceptions and Waivers.

                  In appropriate circumstances (E.G., financial need, extreme market conditions, unexpected corporate developments, discovery of inadvertent violation, sale of shares of PIC Advised Mutual Funds purchased within the last 60 days pursuant to an automatic investment plan), the Compliance Department may grant an exception or waiver to permit specifically requested trading. A memorandum describing the scope of circumstances of any such waiver/exception shall be created and maintained in the employee's files and part of the Company's books and records.

                  (6) Reports of Personal Transactions and Securities Ownership.

                      (i) Submission of Reports. In order for the Company to monitor compliance with its insider trading and conflict of interest policies and procedures, each employee and Non-resident Managing Director of the Company shall submit:

                           a. a signed "QUARTERLY PERSONAL TRANSACTION REPORT"
                              (a form of which is attached) for all trades in Reportable Securities in each of his or her personal accounts. The report shall be submitted to the Compliance Department within ten (10) calendar days following the end of each calendar quarter regardless of whether any trading activity took place in that account during the quarter and shall include the date of the transaction, the title of the security, the exchange ticker symbol or CUSIP number of the securities, the interest rate and maturity date (if applicable), the number of shares of each Covered Security involved, the nature of the transaction (i.e. purchase, sale), the price of the Covered Security at which the transaction was effected, the name of the broker, dealer or bank with or through which the transaction was effected, and the date that the report is submitted by the employee; and


                           b. a signed "INITIAL HOLDINGS REPORT" (a form of
                              which is attached) for all securities in each of his or her personal accounts. The report shall be submitted to the Compliance Department within ten
                              (10) calendar days following the first day of employment with the Company, and shall include the title, and as applicable the exchange ticker symbol or CUSIP number, the number of shares of each Covered Security in which the employee had any direct or indirect beneficial ownership when the person became an employee, the name of any broker, dealer, or bank with whom the employee maintained an account in which any securities were held for the direct or indirect benefit of the employee as of the date the person became an employee, and the date that the report is submitted by the employee; and


                           c. a signed "ANNUAL HOLDINGS REPORT" (a form of which
                              is attached) for all securities in each of his or her personal accounts. The report shall be submitted to the Compliance Department within thirty (30) calendar days following the end of the annual period. The report shall include the title, and as applicable the exchange ticker symbol or CUSIP number, the number of shares of each Covered Security in which the employee had any direct or indirect beneficial ownership, the name of the broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee, and the date that the report is submitted by the employee.

                           Instead and in lieu of the reports called for by this
                           Section V.D.(6)(i)(a), an employee or Non-resident Managing Director may direct his or her brokers to provide the Company with copies of all trade confirmations and account statements in his or her personal accounts.

                           If the tenth day is not a work-day, then the report must be submitted earlier. The employee or the Non-resident Managing Director should sign and submit the report certifying the completeness of the information included therein and certifying certain other matters. The reports contain important acknowledgments.

                      (ii) Review and Retention of Reports. The Compliance
                           Department shall promptly review each Quarterly, Initial and Annual Personal Transaction Reports. With respect to the quarterly report, the Compliance Department will compare the transactions reported in Pre-Clearance Securities and Company Names against the lists of Company Names and the Pre-Clearance Forms that were prepared during the quarter to determine whether any violations of the Company's policies or of the applicable securities laws took place. If the Compliance Department is aware that any individual's Quarterly Initial and Annual Personal Transaction Report fails to contain all required information, the Compliance Department shall promptly contact such individual to obtain the missing information. The Company shall retain all Quarterly Initial and Annual Personal Transaction Reports as part of the books and records required by the Advisers Act and the rules promulgated thereunder.

                      (iii)Annual Acknowledgment of Procedures. Each employee
                           and Non-resident Managing Director shall submit an annual acknowledgment that the employee has received a copy of the current version of this Personal Trading/Confidential Information Policy Statement and Compliance Procedures of the Company and is familiar with such Statement and Compliance Procedures. It shall be the responsibility of the Compliance Department to ensure that a copy of the current Policy Statement and Compliance Procedures is circulated to each individual on an annual basis and/or as it is amended.

E.       ADDITIONAL RESTRICTIONS.

                  (1) Directorships Require Approval. Employees should discuss with the Compliance Department any invitations to serve on the board of directors for any private or public operating company (non-profits, excepted). Care in this area is necessary because of the potential conflict of interest involved and the potential impediment created for accounts managed by the Company in situations where employees serving on boards obtain material nonpublic information in connection with their directorship, thereby effectively precluding the investment freedom that otherwise would be available to clients of the Company. Each employee should advise the Compliance Department annually of any operating company directorship held by that employee.

                  (2) No Special Favors. No employee may purchase or sell securities pursuant to any reciprocal arrangement arising from the allocation of brokerage or any other business dealings with a third party. Accepting information on or access to personal investments as an inducement to doing business with a specific broker on behalf of clients of the Company -- regardless of the form the favor takes -- is strictly prohibited. Personal transactions which create the appearance of special favoritism should be avoided.

                  (3) Restrictions on Gifts. From time to time the Company and/or employees of the Company may receive gifts from third parties. Any gift received that has a value in excess of a DE MINIMIS amount should not be accepted. Generally, a gift of more than $500 would not considered de minimus. Each employee is responsible for determining the value of gifts received from third parties and whether a particular gift has DE MINIMIS value in the circumstances. However, employees are reminded that the perception of a gift's value by others is as important as the assessment of the gift's value in the employees- judgment. (Rose Bowl tickets for employees and their families are considered DE MINIMIS and may be accepted.)

VI. SANCTIONS

         A.       PROCEDURAL NONCOMPLIANCE.

                  Noncompliance with the procedural requirements of this Code of Ethics (E.G., failure to submit quarterly reports in a timely manner) shall be noted. Repeated noncompliance (I.E., three similar failures to comply with procedural requirements within a one year period) will be considered a violation and may result in disciplinary action.

         B.       VIOLATIONS AND TRADING NONCOMPLIANCE.

                  Failure to comply with the preapproval requirements and/or substantive prohibitions of this Code of Ethics with respect to trading activity may result in immediate disciplinary action even for "first-time offenses." In this regard, the Company believes that trading activity which creates an actual or apparent conflict of interest constitutes a clear violation and will generally always result in disciplinary action absent highly extenuating circumstances.

         C.       EXTENUATING CIRCUMSTANCES.

                  The Company recognizes that instances of inadvertent noncompliance or violation may occur or that extenuating circumstances may apply to specific instances of noncompliance or violation. In such an event, the employee shall immediately notify the Compliance Department which shall have discretion to determine appropriate remedial action.

         D.       DISCIPLINARY ACTIONS.

                  The Company may take one or more of the following disciplinary actions: issuing a disciplinary memorandum; issuing a violation report; issuing a letter of reprimand; requiring disgorgement of profits; requiring trade to be broken at employee's expense; requiring corrective action; suspension of trading privileges; requiring employee to have broker send the Company duplicate account statements; requiring the consolidation of employee accounts with certain brokers; monetary fines; suspension, dismissal and reporting the violation to the appropriate regulatory authorities. Absent special circumstances, the disciplinary actions set forth on the attached Schedule of Disciplinary Actions will be applied.

         E.       TRADING DEPARTMENT SANCTIONS.

                  If any Officer of Trading fails to fully comply with the procedures for approving personal trades, the Officer will be personally subject to the sanctions as stated in this policy. Where the employee has requested the approval of a trade that violates these policies, the employee is also subject to the sanctions as stated in this policy.

VII. RESPONSIBILITIES OF COMPLIANCE DEPARTMENT

         A.       MAKING COMPLIANCE MANAGEABLE

                  The Compliance Department will do everything it can to make compliance with the Company's Code of Ethics easy. Among the things that the Compliance Department will do are the following:

                  (1) Be Available. The Compliance Department will consist of enough individuals so that there is always access to a representative of the Compliance Department.

                  (2) Keep Company Lists Current. The Compliance Department will make sure that employees have access through the research library to current Company Lists so that Company Names can be readily identified.

                  (3) Update Forms and Assist in Reporting. The Compliance Department will make sure that all employees have access to the forms necessary to report personal securities transactions. The Compliance Department will assist employees in making arrangements to accommodate vacation and travel schedules that might interfere with timely pre-clearance, execution and/or report submission.

                  (4) Keep Current Employee List. The Compliance Department will maintain a current list of all employees covered by this Code of Ethics so that employees can easily assure themselves that all persons covered by the definition of "employee" (E.G., family members) are correctly identified. Other information, such as identification of brokerage accounts, will also be maintained by the Compliance Department.

                  (5) Respect Confidentiality. The Compliance Department understands the sensitivity of personal financial information and will maintain all information in a confidential manner that respects each individual employee's privacy.

VIII. SUMMARY

         A.       IMPORTANCE OF ADHERENCE TO PROCEDURES.

                  It is very important that all employees adhere strictly to the Personal Trading/ Confidential Information Compliance Procedures. Any violations of such policies and procedures may result in serious sanctions, including dismissal from the Company.

         B.       REPORTING OF VIOLATION OF THE CODE.

                  All supervised persons should report promptly to the Chief Compliance Officer any violation of this Code of Ethics. All such reports will be treated confidentalily to the extent permitted by law and the company shall not retalliate against any individual who report a violation of this code.

         B.       QUESTIONS.

                  Any questions regarding the Company's policies or procedures regarding insider trading, confidential information and conflicts of interest should be referred to the Compliance Department.

             SCHEDULE OF DISCIPLINARY ACTION - NON ACCESS EMPLOYEES

Set forth below are the typical disciplinary actions that will be taken in the event of noncompliance with, or violation of, this Code of Ethics by a Non-Access Employee. Provident Investment Counsel is an "at will" employer and reserves the right to impose different penalties at any time, including immediate dismissal. Only certain types of events are listed; other events of noncompliance (also referred to as procedural non-compliance) or violations will be dealt with on a case-by-case basis. Exceptional circumstances may warrant more lenient or severe action, and this Schedule may be overridden by the Compliance Officer with the consent of a majority of the Managing Directors. All fines on disgorgement amounts will be contributed by the Company to a non-profit organization of the Company's choosing. THE SCHEDULE OF DISCIPLINARY ACTION IS TO BE STRICTLY CONSTRUED EXCEPT IN EXCEPTIONAL CIRCUMSTANCES, SUCH AS: PERSONAL OR FAMILY ILLNESS, DEATH IN FAMILY, SEQUESTERED JURY SERVICE, OR ANY OTHER INVOLUNTARY EMERGENCY ABSENCES.

                                         1. EXAMPLES OF PROCEDURAL NONCOMPLIANCE


       *EVENT              1ST OCCURRENCE          2ND OCCURRENCE*        3RD OCCURRENCE*       SUBSEQUENT*

Late report               Disciplinary           Disciplinary memo and   Disciplinary memo      Violation report and
(pre-clearance or         memorandum             $50 fine                and $100 fine          $500 fine
quarterly

Failure to submit         Disciplinary memo      Disciplinary memo and   Disciplinary memo      Disciplinary memo
report or submission of   and must complete      $50 fine; must          and $100 fine; must    and $500 fine; must
incomplete report         form                   complete form           complete form          complete form
(pre-clearance or
quarterly)

Report submitted
with missing trades:
  Non-Company             Disciplinary         Disciplinary memo and     Disciplinary memo      Violation report and
  Names                   memorandum           $100 fine                 and $200               $500 fine

 Company
  Names                   Violation report and   Violation report and    Violation report and   Violation report and
                          $500 fine              $1,000 fine             $2,500 fine            $5,000 fine


Unauthorized short-term   Disciplinary memo      Disciplinary memo,      Violation report,      Violation report,
trading                   and disgorgement       disgorgement and $500   disgorgement and       disgorgement and
                                                 fine                    $1,000 fine            $2,500 fine

                                                    2. EXAMPLES OF VIOLATIONS

Late execution on         Disciplinary memo      Disciplinary memo and   Violation report and   Violation report and
pre-cleared trade         and $100 fine          $200 fine               $500 fine              $1,000 fine

Failure to pre-clear      Disciplinary memo      Violation report and    Violation report and   Termination
                          and $200 fine          $500 fine               $1,000 fine


o   WITHIN ANY PERIOD OF 4 CONSECUTIVE REPORTING PERIODS

               SCHEDULE OF DISCIPLINARY ACTION - ACCESS EMPLOYEES

Set forth below are the typical disciplinary actions that will be taken in the event of noncompliance with, or violation of, this Code of Ethics by an Access Employee. Provident Investment Counsel is an "at will" employer and reserves the right to impose different penalties at any time, including immediate dismissal. Only certain types of events are listed; other events of noncompliance (also referred to as procedural non-compliance) or violations will be dealt with on a case-by-case basis. Exceptional circumstances may warrant more lenient or severe action, and this Schedule may be overridden by the Compliance Officer with the consent of a majority of the Managing Directors. All fines on disgorgement amounts will be contributed by the Company to a non-profit organization of the Company's choosing. THE SCHEDULE OF DISCIPLINARY ACTION IS TO BE STRICTLY CONSTRUED EXCEPT IN EXCEPTIONAL CIRCUMSTANCES, SUCH AS: PERSONAL OR FAMILY ILLNESS, DEATH IN FAMILY, SEQUESTERED JURY SERVICE, OR ANY OTHER INVOLUNTARY EMERGENCY ABSENCES.

                                            1. EXAMPLES OF PROCEDURAL NONCOMPLIANCE



       *EVENT              1ST OCCURRENCE          2ND OCCURRENCE*        3RD OCCURRENCE*      SUBSEQUENT*

Late report               Disciplinary           Disciplinary memo and   Disciplinary memo      Violation report and
(pre-clearance or         memorandum             $50 fine                and $100 fine          $500 fine
quarterly

Failure to submit         Disciplinary memo      Disciplinary memo and   Disciplinary memo      Disciplinary memo
report or submission of   and must complete      $50 fine; must          and $100 fine; must    and $500 fine; must
incomplete report         form                   complete form           complete form          complete form
(pre-clearance or
quarterly)


Report submitted
with missing trades:
  Non-Company
  Names                   Disciplinary           Disciplinary memo and   Disciplinary memo      Violation report and
                          memorandum             $100 fine               and $200               $500 fine


 Company
  Names                   Violation report and   Violation report and    Violation report and   Violation report and
                          $500 fine              $1,000 fine             $2,500 fine            $5,000 fine


Unauthorized short-term   Disciplinary memo      Disciplinary memo,      Violation report,      Violation report,
trading                   and disgorgement       disgorgement and $500   disgorgement and       disgorgement and
                                                 fine                    $1,000 fine            $2,500 fine

                                           2. EXAMPLES OF VIOLATIONS

Late execution on         Disciplinary memo      Disciplinary memo and   Violation report and   Violation report and
pre-cleared trade         and $1,000 fine        $2,500 fine             $5,000 fine            $10,000 fine

Failure to pre-clear      Disciplinary memo      Violation report and    Violation report and   Termination
                          and $2,500 fine        $5,000 fine             $10,000 fine


o  WITHIN ANY PERIOD OF 4 CONSECUTIVE REPORTING PERIODS

                       PROVIDENT INVESTMENT COUNSEL, INC.
                       ANNUAL SECURITIES OWNERSHIP REPORT

1. I hereby acknowledge that I have read and understand the Code of Ethics (the "Code") for Provident Investment Counsel, Inc. and recognize that I am subject to the Code.

2. I hereby certify that, during the year ended December 31, 200__, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

4. As of December 31, 200__, I had a direct or indirect beneficial ownership in the securities listed BELOW. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS).
        PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
        SECURITIES    [  ]

============================= =========== ============ ================= ===================== ===========================
         SECURITY                           NO. OF        PRINCIPAL       TYPE OF HOLDING       BROKER, DEALER OR BANK
                                 TICKER     SHARES         AMOUNT            (Direct or               WHERE HELD
(include interest rate and                             (Market Value)        Indirect)
     maturity date, if
        applicable)
----------------------------- ----------- ------------ ----------------- --------------------- ---------------------------

----------------------------- ----------- ------------ ----------------- --------------------- ---------------------------

----------------------------- ----------- ------------ ----------------- --------------------- ---------------------------

============================= =========== ============ ================= ===================== ===========================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

5. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  =========================== ========================== ======================================== ======================
    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  =========================== ========================== ======================================== ======================


   Signature:   ________________________
                Employee

        Name:   ________________________

        Date:   ________________________
                (No later than 30 days
                after year-end)

                                           PROVIDENT INVESTMENT COUNSEL, INC.
                                                    ADDENDUM TO THE
                                                 ANNUAL HOLDINGS REPORT

  ========================== ============ =========== ================= ================ ==================================
          SECURITY                          NO. OF       PRINCIPAL      TYPE OF HOLDING    BROKER, DEALER OR BANK WHERE
                               TICKER       SHARES        AMOUNT          (Direct or                   HELD
   (include interest rate                             (Market Value)       Indirect)
   and maturity date, if
        applicable)
  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  ========================== ============ =========== ================= ================ ==================================

  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

============================= ========================== ======================================== =========================
   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                 DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

============================= ========================== ======================================== =========================


   Signature:   _____________________________
                Employee

        Name:   _____________________________

         Date:  _____________________________
                (No later than 30 days
                 after year-end)

                       PROVIDENT INVESTMENT COUNSEL, INC.
                            INITIAL HOLDINGS REPORT

1. I hereby acknowledge that (i) I received of a copy of the Code of Ethics (the "Code") for Provident Investment Counsel, Inc.; (ii) I have read and understand the Code; (iii) and I recognize that I am subject to the Code.

2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Fund, such as any economic relationship between my transactions and securities held or to be acquired by the Fund or any of its portfolios.

3. As of the date below I had a direct or indirect beneficial ownership in the following securities. YOU DO NOT NEED TO REPORT TRANSACTIONS IN DIRECT OBLIGATIONS OF THE U.S. GOVERNMENT, BANKERS' ACCEPTANCES, BANK CERTIFICATES OF DEPOSIT, COMMERCIAL PAPER, HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS AND REGISTERED OPEN-END INVESTMENT COMPANIES (MUTUAL FUNDS). PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL
        SECURITIES    [  ]

  ========================== ============ =========== ================= ================ ===============================
          SECURITY             TICKER       NO. OF       PRINCIPAL      TYPE OF HOLDING  BROKER, DEALER OR BANK WHERE
   (include interest rate                   SHARES        AMOUNT          (Direct or                 HELD
    and maturity date, if                             (Market Value)       Indirect)
         applicable)
  -------------------------- ------------ ----------- ----------------- ---------------- -------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- -------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- -------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- -------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- -------------------------------

  ========================== ============ =========== ================= ================ ===============================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

4. As of the date below I maintain accounts with the brokers, dealers or banks listed below to hold securities for my direct or indirect benefit. PLEASE CHECK THIS BOX IF AN ADDENDUM IS ATTACHED LISTING ADDITIONAL ACCOUNTS [ ]

  =========================== ========================== ======================================== ======================
    BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                 ACCOUNT NUMBER               DATE ACCOUNT OPENED
     THROUGH WHOM EFFECTED             ACCOUNT
  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  --------------------------- -------------------------- ---------------------------------------- ----------------------

  =========================== ========================== ======================================== ======================


   Signature:   _____________________________
                Employee

        Name:   _____________________________

        Date:   _____________________________

                                           PROVIDENT INVESTMENT COUNSEL, INC.
                                                    ADDENDUM TO THE
                                                 INITIAL HOLDINGS REPORT

  ========================== ============ =========== ================= ================ ==================================
          SECURITY                          NO. OF       PRINCIPAL      TYPE OF HOLDING    BROKER, DEALER OR BANK WHERE
                               TICKER       SHARES        AMOUNT          (Direct or                   HELD
   (include interest rate                             (Market Value)       Indirect)
   and maturity date, if
        applicable)
  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  -------------------------- ------------ ----------- ----------------- ---------------- ----------------------------------

  ========================== ============ =========== ================= ================ ==================================

   This report (i) excludes transactions with respect to which I had no direct or indirect influence or control; and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

============================= ========================== ======================================== =========================
   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                 DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

----------------------------- -------------------------- ---------------------------------------- -------------------------

============================= ========================== ======================================== =========================


   Signature:   _____________________________
                Employee

        Name:   _____________________________

        Date:   _____________________________

                                             PROVIDENT INVESTMENT COUNSEL

                                       QUARTERLY REPORT OF SECURITIES TRANSACTIONS

------------------------------------------------------------------                       ----------------------------------------
   NAME OF EMPLOYEE                                                                         FOR THE QUARTER ENDING

================ ======== ======= ================ =========================== ============ ========================== =============
                           PIC       NUMBER OF       SECURITY NAME (INCLUDE                 NAME OF BROKER, DEALER           PRICE
    DATE OF       BUY/    STOCK      SHARES OR         INTEREST RATES AND                       OR BANK THROUGH               PER
     TRADE        SELL    (|X|)       AMOUNT                MATURITY             SYMBOL          WHOM EFFECTED               SHARE
                                                      DATE, IF APPLICABLE)
================ ======== ======= ================ =========================== ============ ========================== =============

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

---------------- -------- ------- ---------------- --------------------------- ------------ -------------------------- -------------

================ ======== ======= ================ =========================== ============ ========================== =============

The transactions listed above are all the transactions in securities I have effected for every account in my name, my spouse's name and the name of each of my minor children, every account for which I act as trustee or executor, and every other account I control including client accounts in which I have or acquire any direct or indirect beneficial ownership, except (1) any such account where I have no direct or indirect influence or control over investments and for which I have provided no information used by others to make investment decisions and (2) transactions in securities which are direct obligations of the United States.

---------------------------                          ---------------------------
EMPLOYEE SIGNATURE                                   DATE

List any brokerage accounts opened during the quarter over which you have direct (your personal account) or indirect (any account over which you have a beneficial interest) control

============================= ========================== ======================================== ============================
   BROKER, DEALER OR BANK       BENEFICIAL OWNER OF                   ACCOUNT NUMBER                  DATE ACCOUNT OPENED
   THROUGH WHOM EFFECTED              ACCOUNT
----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

----------------------------- -------------------------- ---------------------------------------- ----------------------------

============================= ========================== ======================================== ============================

DIRECTIONS:

A report on this form is required from every employee by Rule 204-2(a)12 of the Investment Advisers Act of 1940. It is to be filed quarterly within ten (10) days after the end of each quarter. If no securities transactions have been effected during the quarter, you should submit a report for the quarter indicating "no transactions"

                           PROVIDENT INVESTMENT COUNSEL
                INTENTION TO TRADE FORM/EMPLOYEE PERSONAL TRADES

Employee Name:_____________________________________

----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------
   Date     Buy or    PIC     Shares Or          Security Name           Symbol           Broker            Price
             Sell     Name     Amount
----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------
----------  -------- ------- ----------- ------------------------------  -------- ------------------------ ---------

----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------

----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------

----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------

----------- -------- ------- ----------- ------------------------------ --------- ------------------------ ---------

|_|      Trade involves taking a contrary position to clients

Explanation of contrary position:  _____________________________________________
                                                       Employee Signature

-------  -------------------------------------------          -------------------------------
                                                              DATE
GUIDELINES

Who should submit this form?                                 What trades require approval?
_    All regular and long-term temporary PIC employees.      _    Stocks, options, OEX options, warrants and
                                                                  PIC-advised closed-end mutual funds.

When should this form be submitted?
_    Before the trade is placed. If traveling, refer to      What trades do not require approval?
     travel policy outlined in Code of Ethics.               _    CDs, commercial paper, open-end mutual funds,
                                                                  exchange traded funds (ETF), banker acceptances,
                                                                  U.S. government bonds and municipal bonds.
Whose trades are covered?
_    PIC employees and any account over which employee            Are short term trades acceptable?
     controls investment decisions.                          _    Employees may NOT trade for short-term profits in
                                                                  PIC names.  Gains on any short-term trades (60
                                                                  days or less) in PIC names will be forfeited.
How is approval granted?                                          Day trading (buying or selling in the same
_    Approval is automatic for non-PIC Names.  For PIC            security in the same business day) in any
     Names, approval will be granted if a Company Client          securities is strictly prohibited
     has not traded in the same security in the prior 7
     calendar days and there are no open
     orders at time of submission

                                                             Are contrary positions acceptable?
                                                             _    Yes, but only in accordance with procedures
How long is approval valid?                                       outlined in Code of Ethics and must be explained
_    The trade must be executed on the day approval is            above.
     given for PIC names, or within 3 business days for
     non-PIC names.                                          Are Initial Public Offerings (IPOs) and secondaries allowed to be purchased?
Who grants the approval?                                     _    IPOs are not allowed.  However, trades of
_    Any Officer of Trading.                                      secondaries will be allowed on or after the
                                                                  second business day after they begin trading on
                                                                  the secondary market.

------------------------------------------------------------ -----------------------------------------------------------------------

The PIC Trading Policy is designed to avoid the actual or apparent conflicts of interest between the interests of PIC or its employees and the interests of PIC's clients. The guidelines presented above address the most commonly asked questions. Please refer to the PIC Trading Policy for a complete explanation of these and other issues, or contact the Compliance Department directly.
------------------------------------------------------------------------------------------------------------------------------------

TRADING DEPARTMENT APPROVAL

Approval has been granted for the above transaction(s) in accordance with the current PIC Personal Trading Policy and Compliance Procedures as indicated below:
|_| Securities are not PIC Names (approval is automatic); trades must be completed by c.o.b. on third business day after date on this form.

|_| Securities are PIC Names and no Company Client has traded in the same security(ies) in the prior 7 calendar day and there are no open orders for PIC clients to buy or sell the above security(ies) at the time reviewed.
     (see time stamp).

Notes (e.g., explain any unusual detail):_______________________________________

________________________________________________________________________________

_____________________________________      _____________________________________
OFFICER OF TRADING SIGNATURE                       DATE AND TIME STAMP